SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 15, 2000
                                                         -----------------

                      Paradise Music & Entertainment, Inc.
                      ------------------------------------
             (Exact name of registrant as specified in its charter)

          Delaware                      001-12635                 13-3906452
          --------                      ---------                 ----------
(State or other jurisdiction    (Commission File Number)        (IRS Employer
of incorporation)                                            Identification No.)

                  53 West 23rd Street, New York, New York 10010
                  ---------------------------------------------
               (Address of principal executive offices, zip code)

       Registrant's telephone number, including area code: (212) 590-2100
                                                           --------------

                                       N/A
                                       ---
          (Former name or former address, if changed since last report)

Item 4. Changes in Registrant's Certifying Accountant.

      On December 18, 2000, Paradise Music & Entertainment, Inc. (the "Company") terminated Ernst & Young LLP as its principal accountant. The Company has appointed Rothstein, Kass & Company, P.C. as its principal accountant effective as of December 18, 2000. This change in the principal accountants was approved by the Board of Directors of the Company on December 18, 2000.

      Ernst & Young's report on the financial statements for December 31, 1999 and the six months then ended and through the date of this report, contained no adverse opinion or disclaimer of opinion, nor was modified as to uncertainty, audit scope, or accounting principles.

      Paradise Music & Entertainment, Inc. is not, nor has ever been involved in any dispute or disagreement about any matter of accounting principles or practices, financial statement disclosure, audit scope or procedures, or any reportable events with Ernst & Young LLP. A letter from Ernst & Young LLP confirming the statements contained herein has been filed as Exhibit 99.1.

Item 5. Other Events.

      On December 15, 2000, the Company completed a transaction with BayStar Capital, L.P. and BayStar International Ltd. whereby the BayStar entities exchanged $3.1 million in Paradise 9% Senior Subordinated Convertible Notes (the "Notes") for the Company's equity stake in Eruptor Entertainment, Inc., an aggregate of one million shares of Company common stock and warrants to purchase an aggregate of 500,000 shares of Company common stock at $2 per share. The exchange enabled the Company to eliminate all outstanding long-term debt and related annual interest expense. The Company expects to record a one-time non-cash gain related to this exchange during the fourth quarter of approximately $250,000 net of expenses of the transaction.

      On December 20, 2000, the Company announced in a press release attached as
Exhibit 99.2 its decision to extend its public warrants to December 31, 2002, and to modify the warrants effective on January 21, 2000, so that thereafter they will be exercisable at the rate of one share of common stock for each five warrants exercised, with an exercise price of $2.50 per share. The form of Amendment to Warrant Agreement is attached as Exhibit 99.3.

Item 7.  Financial Statements and Exhibits.

(c)      Exhibits

99.1     Letter from Ernst & Young LLP dated December 21, 2000.
99.2     Paradise Music & Entertainment, Inc. Press Release issued December 20,
         2000.
99.3 Form of Amendment to Warrant Agreement between Paradise Music & Entertainment, Inc. and Continental Stock Transfer & Trust Company.

                                    SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        PARADISE MUSIC & ENTERTAINMENT, INC.
                                        (Registrant)


Dated: December 21, 2000                By: /s/ Richard Flynn
                                            ------------------------------------
                                                  Richard Flynn
                                                  Chief Operating Officer, Chief
                                                  Financial Officer, Treasurer
                                                  and Secretary


                                       2